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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-97378, 33-24302 and 33-75330 on Forms S-8 of Bay Commercial Services of our report dated January 15, 1997, appearing in this Annual Report on Form 10-KSB of Bay Commercial Services for the year ended December 31, 1996.



Deloitte & Touche LLP
San Jose, California
March 26, 1997